Exhibit 10.1

DATED 30 DECEMBER 2021

NAKED BRAND GROUP LIMITED

and

CENNTRO AUTOMOTIVE GROUP LIMITED
(a Cayman Islands company)

SHARE PURCHASE AGREEMENT

in relation to

Cenntro Automotive Group Limited
(a Hong Kong company)

THIS AGREEMENT is made on the 30th day of December 2021

between:

(1)
NAKED BRAND GROUP LIMITED (ACN 619 054 938), a company incorporated in Australia and having its registered office at Suite 61.06, Level 61, MLC Centre, 25 Martin Place, Sydney NSW 2000, Australia (the “Buyer”); and

(2)
CENNTRO AUTOMOTIVE GROUP LIMITED, a company incorporated in the Cayman Islands limited by shares and having its registered office at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1104, Cayman Islands (the “Seller”),

each a “Party” and, together, the “Parties”.

WHEREAS:

(A)	The Company (as defined below) is a limited liability company incorporated and existing under the laws of Hong Kong (as defined below).

(B)
As at the date of this Agreement, the Company has issued 1,000 ordinary shares (the “Sale Shares”), representing the entire issued shares of the Company, which are legally and beneficially held by the Seller.

(C)
The Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares (as defined above), on the terms and subject to the conditions of this Agreement.  Upon Closing (as defined below), the Buyer will be the sole shareholder of the Company.

THE PARTIES AGREE AS FOLLOWS:

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this Agreement.

“Affiliate”
means, in respect of a specified person, any other person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified person;

“Closing”	means the closing of the sale and purchase of the Sale Shares;

“Company”	means Cenntro Automotive Group Limited (恒源電動汽車集團股份有限公司), a company incorporated in Hong Kong with limited liability with the company number 2340092;

“Consideration Shares”	means such number of shares of the Buyer issued and allotted to the Seller as are determined to be the consideration for the sale and purchase of the Sale Shares in accordance with the Master SPA;

“Lien”
means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the Seller or any Affiliate of the Seller, or any agreement to give any security interest);

“Master SPA”
means the stock purchase agreement, dated 5 November 2021, between the Buyer, the Seller, the Company, Cenntro Automotive Corporation (a Delaware corporation and a wholly owned subsidiary of the Seller), and Cenntro Electric Group, Inc. (a Delaware corporation and a wholly owned subsidiary of the Seller);

“Parent Loan”	means that certain loan agreement with Buyer, dated as of 5 November 2021, pursuant to which Buyer has made a loan to the Company and others in the aggregate principal amount of $30 million

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Sale Shares”	has the meaning ascribed to it in recital (B) of this Agreement; and

1.2	Clause and schedule headings do not affect the interpretation of this Agreement.

1.3	A reference to a clause or a schedule is a reference to a clause of, or schedule to, this Agreement. A reference to a paragraph is to a paragraph of the relevant schedule.

1.4	Words in the singular include the plural and in the plural include the singular.

1.5	A reference to one gender includes a reference to the other gender.

1.6	References to writing or written shall include any methods of producing or reproducing words in a legible and non-transitory form, including faxes and email.

1.7	References to this Agreement shall be construed as references to such document as the same may be amended or varied from time to time.

2.	Sale and purchase

On the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Sale Shares, free and clear of all Liens (other than (a) Liens under the Parent Loan and (b) transfer restrictions under any applicable securities laws and the articles of association of the Company).

3.	Consideration

3.1	In consideration of the Seller agreeing to sell the Sale Shares to the Buyer, the Buyer shall allot and issue the Consideration Shares to the Seller, credited as fully paid.

3.2
The Seller hereby confirms and agrees with the Buyer that payment by the Buyer of the consideration for the Sale Shares in the manner set out in Clause 3.1 shall constitute an absolute and complete discharge by the Buyer of its obligations to make payment of the consideration for the Sale Shares to the Seller under this Agreement.

4.	Closing

Closing shall take place on the date of this Agreement, or at such other time and/or date as may be agreed between the Seller and Buyer in writing.

5.	Notices

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email, or by internationally recognized overnight delivery service to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Clause 5):

if to Buyer:

Naked Brand Group Limited
Level 61, MLC Centre, 25 Martin Place
Sydney, NSW 2000, Australia
Attention: Justin Davis-Rice, CEO and Mark Ziirsen, CFO
Email: justin.davis@nakedbrands.com and mark.ziirsen@nakedbrands.com with copies to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174

Attention: David Alan Miller / Eric T. Schwartz
Email: dmiller@graubard.com and eschwartz@graubard.com

if to Seller:

Cenntro Automotive Group Limited
c/o Cenntro Electric Group, Inc.
501 Okerson Road
Freehold, New Jersey 07728
Attention: Peter Z. Wang and Edmond Cheng
Email: peterw@cenntromotors.com and edmondc@cenntromotors.com with copies to:
Pillsbury Winthrop Shaw Pittman LLP
31 West 52nd Street
New York, New York 10019
Attention: Jonathan J. Russo and Ted Powers III
Email: jonathan.russo@pillsburylaw.com and ted.powers@pillsbury.com

6.	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts but shall not be effective until each Party has executed and delivered at least one counterpart and each such counterpart shall constitute an original of this Agreement but which all the counterparts shall together constitute the same agreement.  Any Party may enter into this Agreement by signing any such counterpart.

7.	Governing law and jurisdiction

7.1
This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

7.2
Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court in the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal courts of the United States of America sitting in the State of Delaware) in connection with any matter based upon or arising out of this Agreement (or any transaction contemplated by this Agreement).

7.3
Each of the Parties agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Party and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue, and manner of service of process. Each Party hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement (or any transaction contemplated by this Agreement) in any jurisdiction or court, other than as provided herein.

7.4
Without limiting the foregoing, each Party agrees that service of process on such Party in accordance with Clause 5 shall be deemed effective service of process on such Party and each Party waives any further argument that such service is insufficient.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date first above written.

EXECUTED by NAKED BRAND GROUP LIMITED ACN 619 054 938 in accordance with section 127(1) of the Corporations Act 2001 (Cth):
/s/ Justin Davis-Rice	/s/ Mark Ziirsen
Signature of Director	Signature of Director / Company Secretary (delete as applicable)

Justin Davis-Rice	Mark Ziirsen

Name of Director (Please print)	Name of Director / Company Secretary (Please print)

Witnessed by:

/s/ Kelvin Fitzalan
Name: Kelvin Fitzalan

[Signature page to the local Hong Kong SPA]

Signed by Peter Zuguang Wang	)
for and on behalf of	)
CENNTRO AUTOMOTIVE GROUP	)
LIMITED	) /s/ Peter Zuguang Wang

Witnessed by:

/s/ Peter Lauria
Name: Peter Lauria

[Signature page to the local Hong Kong SPA]